UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2012 (May 2, 2012)

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32203
(Address of principal executive offices)		(Zip Code)

(904) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 8, 2012, EverBank Financial Corp (the “Company”) completed the issuance and sale of 22,103,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), in its initial public offering of Common Stock (the “Offering”), including 2,883,000 shares sold pursuant to the exercise in full by the Underwriters (as defined below) of their option to purchase additional shares from the Company, at a price to the public of $10.00 per share. The shares were offered pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-169824). The Company received net proceeds of approximately $198.7 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses.

In connection with the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”), dated May 2, 2012, with Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Underwriting Agreement also provides for the indemnification by the Company of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement itself, the executed version of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 8.01.	Other Events

On May 8, 2012, the Company issued a press release announcing the closing of the Offering and the exercise in full of the Underwriters’ option to purchase additional shares from the Company. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 2, 2012, by and between EverBank Financial Corp and Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto

99.1	Press release, dated May 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp
(Registrant)

By:	/s/ Thomas A. Hajda
Name:	Thomas A. Hajda
Title:	Executive Vice President, General Counsel and Secretary

Dated: May 8, 2012

EXHIBIT LIST

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 2, 2012, by and between EverBank Financial Corp and Goldman, Sachs & Co., as representative of the several underwriters named in Schedule I thereto

99.1	Press release, dated May 8, 2012